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                                                                    EXHIBIT 23.2







                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement Form S-8 of NCS HealthCare, Inc. pertaining to the registration of 883,528 shares of its Class A Common Stock of our report dated August 1, 1997, with respect to the consolidated financial statements of NCS HealthCare, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 1997 filed with the Securities and Exchange Commission.





                                                 ERNST & YOUNG LLP


Cleveland, Ohio
April 1, 1998